UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 1, 2017
Date of Report (Date of earliest event reported)
GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150 San Antonio, Texas 78249 (210) 308-8267
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Changes in Registrant's Certifying Accountant.
(a) On August 1, 2017, GlobalSCAPE, Inc. (“GlobalSCAPE” or the “Company”) informed BDO USA, LLP, or BDO, that it had been dismissed as the Company’s independent registered public accounting firm.  The Audit Committee of the Board of Directors of the Company approved the change in the independent registered public accounting firm described herein.
BDO was engaged on April 12, 2017.  BDO did not issue any audit reports during the period of its engagement.
On Wednesday, August 2, 2017, GlobalSCAPE received a letter (the “10A Letter”) from BDO in accordance with Section 10A(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
In the 10A Letter, BDO advised that on or around July 6, 2017 BDO was contacted by David Mann, the audit committee chairman of GlobalSCAPE, who provided information about conduct that in BDO’s view indicated an illegal act, as defined by Section 10A of the Exchange Act, may have occurred. BDO stated in the 10A Letter that BDO was informed that the Company had learned of the subject conduct in May of 2017 and had already engaged the Company’s corporate outside counsel, along with forensic accountants, to conduct an investigation into the conduct and that additional information would be provided as the investigation continued.  In a separate communication to the audit committee chairman on July 6, 2017, BDO advised GlobalSCAPE of both its and BDO’s obligations under Section 10A of the Exchange Act and auditing standards of the Public Company Accounting Oversight Board, and that BDO would recommend that the audit committee engage independent counsel to conduct the investigation, which BDO defined as counsel who has not previously performed substantial work for the Company.  BDO communicated that it did not believe the counsel GlobalSCAPE had engaged met that definition due to GlobalSCAPE’s historical working relationship with them.
BDO stated in the 10A Letter that additional information related to the conduct under investigation was provided to BDO by GlobalSCAPE’s corporate outside counsel on July 10, 2017, noting that employees of the Company had entered into “side agreements” with customers of the Company in December 2016 which increased revenue recorded, and accounts receivable, by amounts that had not yet been fully quantified. BDO was engaged by GlobalSCAPE on April 12, 2017, and was not the Company’s independent registered public accounting firm during the period in which the misconduct was alleged to have occurred.
BDO stated in the 10A Letter that in a discussion with GlobalSCAPE’s audit committee chairman on July 10, 2017, BDO discussed its request for the Company to engage other counsel to lead the investigation, and was told that the Company considered the engaged counsel to be independent.  BDO stated in the 10A Letter that during that discussion BDO detailed the reasons for its concern, and that BDO viewed the Company’s failure to engage alternate legal counsel as a failure to take timely and appropriate remedial action as defined by Section 10A(b)(2)(B) of the Exchange Act, where absent action by the Company, BDO would not be in a position to assess the adequacy of the investigation, which BDO would consider a disagreement with the Company as it would limit the scope of BDO’s audit, warranting either a departure from its standard report or resignation from the audit engagement. In the 10A Letter, BDO stated that since July 10, 2017, in response to multiple requests by BDO, the audit committee reiterated their position that they would continue the investigation being performed by their corporate outside counsel, who they believe were sufficiently independent.
In the 10A Letter, BDO stated its belief that the Company has not been forthcoming with details regarding the investigation or the conclusions, if any, reached by counsel and the Company about the conduct at issue. In the 10A Letter, BDO stated that due to the lack of details that BDO has been provided regarding the investigation, and its dismissal as the Company’s independent registered public accounting firm, it was unable to determine whether it is likely that an illegal act has occurred, and whether the impact of any misstatements resulting from the alleged misconduct has a material impact on the Company’s consolidated financial statements.  In the 10A Letter, BDO stated that based on the limited information BDO had been provided, it believed that it is possible that the conduct could have had a material effect on the Company’s consolidated financial statements that have been filed with the Securities and Exchange Commission (the “SEC”), or that are expected to be filed in the foreseeable future. In the 10A Letter, BDO stated that it had been informed but had not confirmed that, at its urging in its communications with the Company on July 6, 2017, the Company has advised its prior auditor of the investigation. In the 10A Letter, BDO also stated that it does not believe senior management has taken timely and appropriate remedial action in response to the conduct, in particular by not having the investigation performed by counsel with no prior affiliation with the Company and by not sharing information from the investigation with BDO on a timely basis. In the 10A Letter, BDO also stated that the failure to take timely and appropriate remedial action may have either warranted a departure from a standard report or warranted BDO’s resignation, had BDO not been terminated.
As a result of the 10A Letter, on August 3, 2017, GlobalSCAPE filed a notice pursuant to Section 10A of the Exchange Act (the “Notice”) with the SEC.  In the Notice, GlobalSCAPE notified the SEC of the 10A Letter received from BDO.

During the period from April 12, 2017 until the date of BDO’s dismissal and through the date of this Current Report, except for the matters described above, there were no disagreements between the Company and BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in its report on the Company’s financial statements for such year. On August 2, 2017, BDO reported that it considered the use of non-independent counsel to lead the investigation described above to be a material weakness in internal control over financial reporting, as such counsel could be influenced by the Company’s existing relationship with such counsel. During the period from April 12, 2017 until the date of BDO’s dismissal and through the date of this Current Report, there were no other reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.
The Company has provided BDO a copy of the disclosures in this Form 8-K and requested that BDO furnish it with a letter addressed to the SEC stating whether or not BDO agrees with the Company’s statements in this Item 4.01(a).  A copy of the letter dated August 7, 2017 furnished by BDO in response to that request is filed as Exhibit 16.1 to this Form 8-K.
(b) Effective on August 1, 2017, the Audit Committee of the Board of Directors of the Company approved the appointment of Weaver and Tidwell, L.L.P.  as its independent registered public accounting firm to audit the Company’s financial statements.  During the two most recent fiscal years and through August 1, 2017 and through the date of this Current Report, the Company (or someone on its behalf) had not consulted with Weaver and Tidwell, L.L.P. with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
The Company has authorized BDO to respond fully to the inquiries of the Company’s successor accountant, Weaver and Tidwell, L.L.P., concerning the subject matter of this Current Report on Form 8-K and the content of the 10A Letter.
Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On August 7, 2017, GlobalSCAPE announced that the Audit Committee of its Board of Directors has been conducting an investigation into certain transactions in the fourth quarter of 2016 involving improper arrangements with customers that circumvented the Company’s internal controls and their potential effect on previously reported revenue.  The investigation has not been completed.  Based on the results of the investigation to date, the improper arrangements with customers that circumvented the Company’s internal controls have the effect of overstating the reported amounts of accounts receivable at December 31, 2016 and license revenue for the three months ended December 31, 2016, and for the year ended December 31, 2016, of approximately $403,000 and $396,000, respectively. GlobalSCAPE’s reported revenue for fiscal 2016 was $33.3 million. The effects of the improper arrangements with customers that circumvented the Company’s internal controls on the Company’s consolidated financial statements for the year ended and as of December 31, 2016 and the three months ended and as of March 31, 2017 are set forth in the press release included as Exhibit 99.1 to this Current Report on Form 8-K.
As a result of issues identified thus far in the investigation described above, on August 1, 2017, the Audit Committee, in consultation with management, concluded that previously issued financial statements, covering one or more years or interim periods for which GlobalSCAPE is required to provide financial statements under Regulation S-X should no longer be relied upon because of an error in such financial statements as addressed in FASB ASC Topic 250, Accounting Changes and Error Corrections.  The financial statements that should no longer be relied upon are (i) the Company’s consolidated financial statements for the quarter ended March 31, 2017 included in the Company’s Quarterly Reports on Form 10-Q and (ii) the Company’s consolidated financial statements for the year ended December 31, 2016 included in the Company’s Annual Reports on Form 10-K (including the interim periods within that year).  The Company intends to effect the restatement through filing an amended Annual Report on Form 10-K for the year ended December 31, 2016 and an amended Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.
Management and the Audit Committee have discussed the matters disclosed in this report with the Company’s independent registered public accounting firm for the year ended December 31, 2016, RSM US, LLP, and current independent registered public accounting firm, Weaver and Tidwell, L.L.P..
The Company is working toward filing its restated consolidated financial statements as soon as practicable.  At this time, however, the Company cannot predict with certainty when the preparation of those prior period restated financial statements, as well as any subsequently required Forms 10-Q and Forms 10-K including the Company’s financial statements, will be completed.  The restated consolidated financial statements will reflect any additional accounting adjustments that arise as a result of the efforts described above.
The Company is committed to addressing the issues identified, and to re-establishing timely financial reporting as soon as practicable.

Item 7.01	Regulation FD Disclosure
On August 7, 2017, GlobalSCAPE issued a press release entitled “GlobalSCAPE Announces Investigation And Financial Restatement.”
Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
16.1 Letter Regarding Change in Certifying Accountant.
99.1 Press Release dated August 7, 2017.
Disclosures About Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended, including, without limitation, GlobalSCAPE’s expectations as to the timing and outcome of its investigation and statements regarding preparation and filing of restated financial statements and amended periodic reports, possible additional transactions, assessment of control deficiencies and consideration of measures to address the accounting issues described above.
The statements are based on management’s current expectations, estimates and projections, are not guarantees of future outcomes or performance, and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict, including, but not limited to, the discovery of additional information relevant to the investigation; the conclusions of the Audit Committee (and the timing of the conclusions) concerning matters relating to the investigation; the timing of the investigation by, and the conclusions of, the Audit Committee, the Board and the Company’s independent public accounting firm regarding the investigation and GlobalSCAPE’s financial statements; the determination of additional adjustments for the periods to be restated; and the risk that the completion and filing of the amended reports will take longer than expected.
The forward-looking statements contained in this Form 8-K are also subject to other risks and uncertainties, including those described in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, and from time to time other filings with the SEC, which are available on the SEC’s Website (http://www.sec.gov).
Stockholders of the Company are cautioned not to place undue reliance on the Company’s forward-looking statements, which speak only as of the date such statements are made.  The Company does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this disclosure, or to reflect the occurrence of unanticipated events.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GLOBALSCAPE, INC.
By:	/s/ James W. Albrecht, Jr.
James W. Albrecht, Jr. Chief Financial Officer
Dated:	August 7, 2017